Exhibit 10.16a

                                PROMISSORY NOTE


US$348,109.00                                                          Jenks, OK
                                                                   June 27, 2001


FOR VALUE RECEIVED, the undersigned, EMB Corporation, a Hawaii corporation, promises to pay to Williams de Broe, or order, the principal sum of Three Hundred Forty-Eight Thousand One Hundred Nine and no/100 dollars (US$348,109.00), together with interest on the outstanding balance of such principal sum computed at the rate of ten percent (10%) per annum from date hereof.

The entire principal balance, together with accrued interest, shall be due and payable, in full, on March 31, 2002. Any principal balance and/or interest remaining unpaid on or after April 1, 2002, shall accrue interest at the penalty rate of twelve percent (12%) per annum until such time as all moneys due hereunder, including accrued interest, are paid in full.

There shall be no penalty for prepayment of principal at any time following the date hereof.

If this Note is not paid in full when it becomes due, Maker agrees to pay all costs and expenses of collection, including reasonable attorney's fees.

EMB Corporation, a Hawaii corporation



By:  /s/  Kenneth J. Quist
   -----------------------------------
          Kenneth J. Quist
          Secretary